As filed with the Securities and Exchange Commission on June 18, 2010

Registration Statement No. 333- 130964

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIGRENT INC.

(Exact name of registrant as specified in its charter)

Colorado	8200	84-1475486
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1612 East Cape Coral Parkway

Cape Coral, FL  33904

(239) 443-1627

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. May

Chief Administrative Officer and General Counsel

1612 East Cape Coral Parkway

Cape Coral, FL  33904

(239) 443-1627

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

No longer applicable because the securities are being removed from registration.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (Registration No. 333-130964) (the “Registration Statement”) of Tigrent Inc. (the “Company”) originally filed on January 11, 2006, as amended on March 31, 2006, August 14, 2006, November 1, 2006 and November 8, 2006 and declared effective on November 13, 2006. Pursuant to the Registration Statement, the Company registered for resale the sale of 4,950,000 shares (“Shares”) of the Company’s common stock, comprised of 3,000,000 shares of commons stock and 1,950,000 shares of common stock underlying common stock purchase warrants.

This Post-Effective Amendment is being filed solely to deregister all of the Shares previously registered under the Registration Statement that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, Tigrent Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Cape Coral, State of Florida, on June 18, 2010.

TIGRENT INC.

By:	/s/ Steven C. Barre
Steven C. Barre
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Steven C. Barre
Steven C. Barre	Interim Chief Executive Officer and Director (principal executive officer)	June 18, 2010

/s/ Anne E. Donoho
Anne E. Donoho	Chief Financial Officer (principal financial officer and principal accounting officer)	June 18, 2010

/s/ James K. Bass
James K. Bass	Director	June 18. 2010

/s/ J. Hunter Brown
J Hunter Brown	Director	June 18, 2010

/s/ Murray A. Indick
Murray A. Indick	Director	June 18, 2010